UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION RE QUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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Check the appropriate box:
[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[X]	Soliciting Material under Rule 14a-12
SCM TRUST
(Name of Registrant as Specified In Its Charter)

(Name of Person Filing Proxy Statement, if other than the Registrant)

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SCM TRUST

Shelton Greater China Fund

(the “Fund”)

Supplement dated February 28, 2018

to the

Prospectus and Statement of Additional Information dated May 1, 2017,

as amended and supplemented from time to time

*** IMPORTANT NOTICE REGARDING PROPOSED FUND REORGANIZATION ***

Based on a recommendation by Shelton Capital Management, the adviser to the Fund, the Board of Trustees of the SCM Trust (the “Trust”) has approved a proposed reorganization (the “Reorganization”) of the Fund into the International Select Equity Fund (the “Acquiring Fund”), subject to the approval of the shareholders of the Fund.

To accomplish the Reorganization, the Board approved an Agreement and Plan of Reorganization (the “Plan”). The Plan provides for the acquisition of substantially all the assets of the Fund by the Acquiring Fund in exchange solely for Institutional Class shares of the Acquiring Fund, which would be distributed pro rata by the Fund to the holders of Fund shares in complete liquidation of the Fund. Shareholders of the Fund will become shareholders the Institutional Class shares of the Acquiring Fund, receiving Institutional Class shares of the Acquiring Fund equal in value to the shares of the Fund held by the shareholders immediately prior to the Reorganization. The effect of the Reorganization will be that the Fund’s shareholders will become Institutional Class shareholders of the Acquiring Fund. The Reorganizations intended to qualify as a tax-free transaction for federal income tax purposes.

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The Trust will call a shareholder meeting at which shareholders of the Fund will be asked to consider and vote on the Plan. If shareholders of the Fund approve the Reorganization, the Reorganization is expected to take effect in the second quarter of 2018.

Shareholders of the Fund will receive a combined prospectus/proxy statement with additional information about the shareholder meeting, the proposed Reorganization, and the Acquiring Fund. Please read the proxy materials carefully, as they will contain a more detailed description of the proposed Reorganization.

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You should read the combined prospectus/proxy statement when it is available because it contains important information. You will also be able to obtain free copies of the combined prospectus/proxy statement at the Securities and Exchange Commission website at www.sec.gov once the combined prospectus/proxy statements have been mailed. You can also obtain free copies of the Fund’s Prospectus and Statement of Additional Information, as well as the Fund’s Annual Report, by calling 1-800-955-9988, by writing the Trust at 1050 17th Street, Suite 1710, Denver, Colorado 80265, or by visiting www.sheltoncap.com.

The foregoing is not an offer to sell, nor is it a solicitation of an offer to buy, any shares of any Fund.

The participants in the proxy solicitation include SCM Trust, Shelton Capital Management, and the Trustees of SCM Trust.

Information regarding the Fund shares owned by Shelton Capital Management, by certain Shelton Capital Management employees and principals, and by each Trustee of the SCM Trust can be found in the Fund’s Statement of Additional Information, which can be obtained by calling 1-800-955-9988, by writing the Trust at 1050 17th Street, Suite 1710, Denver, Colorado 80265, or by visiting www.sheltoncap.com.

INVESTORS SHOULD RETAIN THIS SUPPLEMENT FOR FUTURE REFERENCE